                                                                EXHIBIT 99.3

                                    EXHIBIT 3

                                POWER OF ATTORNEY


Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Galyan's Trading Company on January 16, 2002, Accession Number 0000912057-02-001516 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed, Inc. filed as
Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Galyan's Trading Company on January 16, 2002, Accession Number 0000912057-02-001516 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Galyan's Trading Company on January 16, 2002, Accession Number 0000912057-02-001516 and incorporated herein by reference.